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                                                                    EXHIBIT 10.2



                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            DALEEN TECHNOLOGIES, INC.

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         Daleen Technologies, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: In accordance with the requirements of Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, at a meeting duly called and held pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted resolutions: (i) proposing and declaring advisable the amendments to the Certificate of Incorporation set forth herein; and (ii) recommending that such amendments be submitted to the stockholders of the Corporation for consideration, action and approval.

         SECOND: Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of such Article FOURTH in its entirety and substituting in lieu thereof the following:

         "The total number of shares of all classes of stock that the Corporation shall have the authority to issue is Two Hundred Twenty-One Million Eight Hundred Seventy-Seven Thousand Two Hundred Thirty-Six (221,877,236) shares, of which Two Hundred Million (200,000,000) shall be Common Stock, having a par value of $0.01 per share (the "Common Stock"), and Twenty-One Million Eight Hundred Seventy-Seven Thousand Two Hundred Thirty-Six (21,877,236) shares shall be classified as Preferred Stock, par value $0.01 per share (the "Preferred Stock"). The Preferred Stock shall consist of 3,000,000 shares which shall be designated as the "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"), 1,250,000 shares which shall be designated as the "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"), 1,222,222 shares which shall be designated as the "Series C Convertible Preferred Stock" (the "Series C Preferred Stock"), 4,221,846 shares which shall be designated as the "Series D Convertible Preferred Stock" (the "Series D Preferred Stock"), 686,553 shares which shall be designated as the "Series D-1 Convertible Preferred Stock" (the "Series D-1 Preferred Stock"), 1,496,615 shares which shall be designated as the "Series E Convertible Preferred Stock" (the "Series E Preferred Stock"), and 356,950 shares which shall be designated as the "Series F Convertible Preferred Stock" (the "Series F Preferred Stock"), with the remaining Preferred Stock having no designations

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         or preferences set forth herein. The Board of Directors is expressly authorized to provide for the classification and reclassification of any unissued shares of Common Stock or Preferred Stock and the issuance thereof in one or more classes or series without the approval of the stockholders of the Corporation. The designations, relative rights, preferences and limitations of each class of shares of the Corporation shall be as follows:"

         THIRD: The Certificate of Incorporation is hereby amended by deleting
Section VII "Preferred Stock Without Designations and Preferences" of PART B of Article FOURTH in its entirety and substituting in lieu thereof the following:

                   "VII. SERIES F CONVERTIBLE PREFERRED STOCK

                  Section 1. Ranking. All shares of Series F Preferred Stock shall have preferences, limitations and relative rights identical with each other; and all shares of Series F Preferred Stock shall have such preferences and relative rights expressly provided in this Certificate of Amendment.

                  Section 2. Designation of the Number of Shares. There shall be a series of Preferred Stock that shall be designated as "Series F Convertible Preferred Stock". The Series F Preferred Stock shall consist of 356,950, shares shall be entitled to dividends when, as and if declared pursuant to Section 3 hereof, shall be entitled to a preference in liquidation as provided in Section 4 hereof, shall be convertible as provided in Section 6 hereof, and shall be entitled to vote as provided in Section 7 hereof.

                  Section 3. Dividends. If and whenever the Corporation shall declare and pay a dividend or other distribution in respect of its common stock, par value $.01 per share (the "COMMON STOCK"), other than a dividend or other distribution that results in an adjustment to the Conversion Price (as defined below) pursuant to Section 6(e) hereof, the Corporation shall concurrently therewith declare and pay a dividend to the holders of Series F Preferred Stock in an amount per share equal to the amount per share of the dividend in respect of the Common Stock multiplied by the number of shares of Common Stock into which each share of Series F Preferred Stock is then convertible pursuant to Section 6 hereof.

                  Section 4. Liquidation Preference. In the event of a dissolution, liquidation or winding up of the Corporation (whether voluntary or involuntary), but before any distribution to the holders of Common Stock or any other class or series of the Corporation's then outstanding capital stock ranking in any such event junior to the Series F Preferred Stock, the holders of the Series F Preferred Stock then outstanding shall be entitled to receive, and the Corporation shall pay, the following amounts out of assets of the Corporation legally available for distribution to the stockholders:

                           The holders of the Series F Preferred Stock shall
                  receive an amount per share equal to the "PREFERENTIAL AMOUNT" (as hereinafter defined); provided however, that (i) if the assets to be distributed to the holders of the Series F Preferred Stock shall be insufficient to permit the payment to such holders of the full Preferential Amount,


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                  then all of the assets of the Corporation to be distributed to the holders of the Series F Preferred Stock shall be distributed ratably to the holders of the Series F Preferred Stock; and (ii) if the assets to be distributed by the Corporation in the event of any dissolution, liquidation or winding-up of the Corporation (whether voluntary or involuntary) to the holders of Common Stock, to the extent such distribution then or theretofore made (after taking into account all distributions that would be necessary to satisfy the Preferential Amounts due to holders of the Series F Preferred Stock) exceeds or would exceed an aggregate amount per share of Common Stock equal to the Preferential Amount divided by the number of shares of Common Stock into which each share of Series F Preferred Stock is then convertible pursuant to Section 6 hereof, the Corporation, in lieu of distributing the Preferential Amount to the holders of Series
                  F Preferred Stock, shall concurrently with the making of such distribution to the holders of Common Stock make a distribution in an amount per share to the holders of Series F Preferred Stock equal to the amount per share distributed to the holders of Common Stock multiplied by the number of shares of Common Stock into which each share of Series F Preferred Stock is then convertible pursuant to Section 6 hereof, to the end that the holders of Series F Preferred Stock shall share equally with the holders of Common Stock, on an "as-converted" basis, in such greater distribution. As used herein, the term "PREFERENTIAL AMOUNT" means an amount initially equal to $110.94 per share of Series F Preferred Stock, subject to appropriate adjustment for any stock dividend, stock split, recapitalization or consolidation of or on the Series F Preferred Stock.

                  After the payment of all amounts required to be paid to the holders of Series F Preferred Stock upon the liquidation, dissolution or winding up of the Corporation as provided in this Section 4, the Corporation shall distribute to the holders of all shares of capital stock then outstanding ranking upon liquidation junior to the Series F Preferred Stock the remaining assets and funds of the Corporation legally available for distribution to its stockholders. Further, after the payment of the Preferential Amounts required to be paid to the holders of Series F Preferred Stock upon the liquidation, dissolution or winding up of the Corporation pursuant to this Section 4, the outstanding shares of Series F Preferred Stock shall be deemed to have been redeemed and shall be cancelled and shall no longer be deemed to be issued and outstanding and the holders of the Series F Preferred Stock shall not be entitled to any further right or claim.

                  A consolidation, merger or other business combination of the Corporation, or a sale or other disposition of substantially all of the assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
         Section 4. Additionally, neither the sale by the Company of its subsidiary, PartnerCommunity, Inc. (together with its successors, "PartnerCommunity"), the distribution to the Corporation's stockholders of the Corporation's capital stock in PartnerCommunity, any transaction resulting in a reduction in the Corporation's ownership interest in PartnerCommunity, nor the sale by PartnerCommunity of shares of capital stock or assets to any other entity or person shall be deemed to be a liquidation, dissolution or winding up of the Corporation.


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                  Section 5.        Redemption.

                  (a) No holder of Series F Preferred Stock shall have the right solely by virtue of holding such stock to require redemption of such shares nor, except as set forth in Section 5(b) below, shall the Corporation have the right to call or require redemption of any shares of Series F Preferred Stock.

                  (b) Unless otherwise agreed by the holders of at least a majority of the outstanding shares of Series F Preferred Stock, voting or consenting as a separate class, in the event of:

                           (i) the acquisition of the Corporation by another entity by means of merger or consolidation resulting in the exchange of at least 50% of the outstanding shares of capital stock of this Corporation for securities issued or other consideration paid by the acquiring entity or any parent or subsidiary thereof (except for a merger or consolidation after the consummation of which the stockholders of the Corporation immediately prior to such merger or consolidation own in excess of 50% of the voting securities of the surviving corporation or its parent corporation); or

                           (ii) the sale or other disposition by the Company of substantially all of its assets (other than an sale or transfer of assets to one or more wholly-owned subsidiaries of the Corporation), the Corporation shall redeem all of the then issued and outstanding shares of Series F Preferred Stock for a redemption price equal to the Preferential Amount. Notwithstanding the foregoing, neither the sale by the Company of PartnerCommunity, the distribution to the Corporation's stockholders of the Corporation's capital stock in PartnerCommunity, any transaction resulting in a reduction in the Corporation's ownership interest in PartnerCommunity, nor the sale by PartnerCommunity of shares of its capital stock or its assets to any other entity or person shall be deemed to be a merger or consolidation or sale or other disposition of substantially all of the assets of the Corporation as contemplated by this Section 5(b).

                  Section 6.        Conversion.

                  (a) Each share of Series F Preferred Stock shall be convertible into Common Stock, at the then applicable Conversion Price (as hereinafter defined), at any time and from time to time, at the option of the holder thereof in accordance with this Section 6(a) without the need for the payment of any additional cash consideration. Before any holder of Series F Preferred Stock shall be entitled to convert such stock into shares of Common Stock, the holder thereof shall surrender the certificate or certificates therefor (or in the case of any lost, stolen or destroyed certificate or certificates the delivery of an affidavit to that effect accompanied by any indemnity bond, in each case, reasonably required by the Corporation), duly endorsed, to the Corporation and shall give written notice, duly executed, to the Corporation of such election to convert the same and shall state the number of shares of Series F Preferred Stock being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate


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         or certificates representing the shares of Series F Preferred Stock to be converted, and the holder of such shares shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                  (b) Beginning on and continuing after March 30, 2002, each share of Series F Preferred Stock shall automatically be converted without the payment of any additional cash consideration into shares of Common Stock at the then effective Conversion Price on the first date after the Common Stock has traded at a Market Price (as hereinafter defined) equal to or above $3.3282 per share (appropriately adjusted for any stock split, dividend, combination, recapitalization or the like of or on the Common Stock) for ten (10) trading days within any twenty (20) trading day period and the record holder of such share of Series F Preferred Stock shall be treated for all purposes as the record holder of the Common Stock as of the close of business on such tenth trading day. From and after the date of such conversion pursuant to this Section 6(b), each certificate representing shares of Series F Preferred shall be deemed to represent that number of shares of Common Stock into which the Series F Preferred represented by such certificate were converted. For the purpose of this Section 6(b), the "MARKET PRICE" per share of Common Stock on any date shall be deemed to be the closing price of the Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or the Nasdaq National Market, if the Common Stock is then listed or admitted to trading on any national securities exchange or in such market system. The closing price shall be the last reported sale price, or, in case no such sale takes place on such day, the average of the closing bid and asked price, as reported by said exchange or market system. If the Common Stock of the Corporation is not then listed or admitted to trading on any national securities exchange or The Nasdaq National Market, the Series F Preferred Stock shall not be automatically converted pursuant to this Section 6(b) and, so long as the Company's Common Stock is not listed or admitted to trading on any national securities exchange or The Nasdaq National Market, this
         Section 6(b) shall not apply. For purposes of this Section 6(b), "trading day" shall mean any day during which the national securities exchange or The Nasdaq National Market on which the Corporation's Common Stock is then listed or admitted to trading is open for trading.

                  (c) The price at which shares of Common Stock shall be deliverable upon conversion of the Series F Preferred Stock is referred to herein as the "CONVERSION PRICE," and shall be determined in accordance with this Section 6. Each share of Series F Preferred Stock shall be convertible into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the "Original Price" of each share of Series F Preferred Stock by the Conversion Price applicable to such series in effect at the time of conversion without the payment of additional cash consideration. The "ORIGINAL PRICE" of each share of Series F Preferred Stock shall be $110.94. The initial Conversion Price for each share of Series F Preferred Stock shall be $1.1094, subject to adjustment as set forth at Section 6(e) below.

                  (d) No fractional shares of Common Stock shall be issued upon conversion of the Series F Preferred Stock, and in lieu of any fractional shares to which the holder would


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         otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the applicable Market Price per share of Common Stock (as determined pursuant to Section 6(e)(i)) as of the date of such conversion.

                  (e) The Conversion Price shall be subject to adjustment at any time or from time to time as provided herein:

                           (i) In the event the average Market Price (as defined below) per share of the Common Stock for the ten (10) consecutive trading days beginning with the next trading day immediately following the date on which the Corporation issues an Earnings Release (as defined below) for the quarter ended June 30, 2001 (the "AVERAGE MARKET PRICE") is less than the Conversion Price, the Conversion Price shall be adjusted automatically to the higher of (A) the Average Market Price or
                  (B) 75% of the Conversion Price. If the Company issues more than one Earnings Release with respect to the quarter ended June 30, 2001, the Average Market Price will be calculated for the ten (10) consecutive trading days following each such Earnings Release, and the lowest of such Average Market Prices will be used for the purpose of determining the adjusted Conversion Price. The effective date for the adjustment to the Conversion Price pursuant to this Section 6(e)(i), if any, shall be the later of (A) the eleventh trading day after the Corporation issues its Earnings Release announcing its actual total revenue for the quarter ended June 30, 2001 or (B) immediately after the effective date of this Certificate of Amendment. Notwithstanding the foregoing, the Conversion Price shall be adjusted only once, if at all, pursuant to this
                  Section 6(e)(i). For the purpose of this Section 6(e)(i), the term "EARNINGS RELEASE" shall mean (y) a press release issued by the Corporation after March 30, 2001, providing any material financial metrics regarding revenue or estimated revenue or earnings or estimated earnings for the quarter ended June 30, 2001 (including in each case announcements regarding consolidations or expense reduction plans implemented or to be implemented by the Corporation), or (z) a press release issued by the Corporation announcing its actual total revenue for the quarter ended June 30, 2001. If the Corporation does not issue an Earnings Release on or before the date of filing by the Corporation with the Securities and Exchange Commission of the Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, the filing of such Quarterly Report on Form 10-Q shall be deemed to be the Earnings Release. For the purpose of this Section 6(e)(i), "MARKET PRICE" per share of Common Stock on any date shall be deemed to be the closing price of the Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or The Nasdaq Stock Market (including The Nasdaq National Market or The Nasdaq SmallCap Market, as the case may be), if the Common Stock is then listed or admitted to trading on any national securities exchange or in such market system. The closing price shall be the last reported sale price, or, in case no such sale takes place on such day, the average of the closing bid and asked price, as reported by said exchange or market system. If the Common Stock is not then so listed on a national securities exchange or in such market system, the Market Price shall be deemed to be the mean between the


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                  representative closing bid and asked prices of the Common
                  Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), including without limitation the OTC Bulletin Board or, if the Common Stock is not then quoted by NASDAQ, the Market Price shall be determined by agreement between the Corporation and holders of Series F Preferred Stock outstanding at the time of such determination representing more than 50% of the number of shares of Common Stock into which each share of Series F Preferred Stock is then convertible in accordance with Section 6.

                           (ii) In case the Corporation shall at any time or from time to time after the date shares of Series F Preferred Stock are first issued (A) pay a dividend or other distribution with respect to its Common Stock in shares of the Corporation's capital stock (whether shares of Common Stock or of capital stock of any other class or series), (B) subdivide its outstanding shares of Common Stock, or (C) combine its outstanding shares of Common Stock into a smaller number of shares, the conversion privilege and the Conversion Price in effect immediately prior to such action shall be proportionately adjusted (higher or lower, as the case may be) so that the holder of any shares of Series F Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of capital stock of the Corporation which it would have owned or have been entitled to receive immediately following the happening of any of the events described above, had such Series F Preferred Stock been converted into Common Stock immediately prior thereto. An adjustment made pursuant to this Section 6(e)(ii) shall (x) become effective retroactively immediately after the record date in the case of a dividend with respect to Common Stock payable in shares of capital stock and (y) shall become effective immediately after the effective date in the case of a subdivision or combination. If, as a result of an adjustment to the Conversion Price made pursuant to this Section 6(e)(ii), the holder of any shares of Series F Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Corporation, the Board of Directors and holders of a majority of outstanding shares of Series F Preferred Stock shall determine by agreement the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock.

                           (iii) In case the Corporation shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding any dividend payable solely in cash), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction, (A) the numerator of which shall be the current Market Price per share (determined as provided in Section 6(e)(i) above) of the Common Stock on the record date for the distribution less the then fair market value (as determined by agreement between the Corporation and holders of Series F Preferred Stock outstanding at the time of such determination representing more than 50% of the number of shares of Common Stock into which each share of Series F Preferred Stock is convertible) of the portion of the assets or


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                  evidences of indebtedness or subscription rights, warrants or other securities so distributed applicable to one share of Common Stock, and (B) the denominator of which shall be such current Market Price per share of the Common Stock. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

                           (iv) Except as provided in Section 6(e)(iv)(E), if and whenever the Corporation shall issue or sell, or is, in accordance with Sections 6(e)(iv)(A) through 6(e)(iv)(C), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price, in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be adjusted to an amount equal to such per share consideration. No adjustment shall be made to the Conversion Price in the event of the issuance by the Corporation of shares of Common Stock at a per share price equal to or greater than the Conversion Price then in effect.

                  For purposes of this Section 6(e)(iv), the following Sections 6(e)(iv)(A) to 6(e)(iv)(E) shall also be applicable:

                  (A) In case at any time the Corporation shall in any manner grant any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, convertible or exchangeable, and the Price Per Share (as defined below) for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities issuable upon exercise of such Options shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such Price Per Share as of the date of granting of such Options or the issuance of such Convertible Securities. Except as otherwise provided in Section 6(e)(iv)(C), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities. For purposes of this Section 6(e)(iv), the Price Per Share shall be determined by dividing (i) the total amount of consideration, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon


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         the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options.

                  (B) In case the Corporation shall in any manner issue or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the Price Per Share (as defined below) for which Common Stock is issuable upon such conversion or exchange of such Convertible Security shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such Price Per Share as of the date of the issue or sale of such Convertible Securities, provided that (a) except as otherwise provided in Section 6(e)(iv)(C), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this
         Section 6(e)(iv), no further adjustment of the Conversion Price shall be made by reason of such issue or sale. For purposes of this Section 6(e)(iv)(B), the Price Per Share shall be determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by
         (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.

                  (C) Upon the happening of any of the following events, namely, if the Price Per Share provided for in any Option referred to in Section 6(e)(iv)(A), the additional consideration, if any, payable upon the conversion or exchange of any Option or Convertible Securities referred to in Section 6(e)(iv)(A) or 6(e)(iv)(B), or the rate at which Convertible Securities referred to in Section 6(e)(iv)(A) or 6(e)(iv)(B) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be increased or decreased to the Conversion Price which would have been in effect at the time of such event had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, provided, that no readjustment pursuant to this clause (C) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price immediately prior


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         to the original issuance of such Options or Convertible Securities (as adjusted for any stock splits, stock dividends, combinations, reverse stock splits or the like on or with respect to the Common Stock) or
         (ii) the Conversion Price that would have resulted from any adjustment pursuant to Section 6(e)(i) hereof between the date of the original issuance of such Options or Convertible Securities and the readjustment date therefor.

                  (D) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

                  (E) There shall be no adjustment of the Conversion Price pursuant to Section 6(e)(iv) in the case of Common Stock, Options or Convertible Securities to be issued (1) to an employee, consultant, officer or director of the Corporation or Subsidiary pursuant to any stock-based incentive plan or agreement that has been duly approved by the Corporation's Board of Directors (including, without limitation, the Daleen Technologies, Inc. Amended and Restated 1999 Stock Incentive
         Plan), (2) upon the issuance of no more than $5,000,000 of Common Stock, Options or Convertible Securities to investors who the Board of Directors of the Corporation determines are strategic to the future success of the Corporation, (3) upon the issuance of Common Stock, Options or Convertible Securities in transactions where the Corporation is acquiring all or substantially all of a third-parties' assets or voting securities in a transaction that would constitute a change of control for such third party, (4) upon conversion of the Series F Preferred Stock or upon exercise of the Warrants (as defined in the Securities Purchaser Agreement dated as of March 30, 2001, by and among the Corporation and the purchasers of Series F Preferred Stock named therein (the "SECURITIES PURCHASE AGREEMENT")), or (5) upon the exercise or conversion of Options, Convertible Securities, warrants or other securities or instruments convertible into Common Stock granted prior to March 30, 2001.

                           (v) No adjustment in the Conversion Price shall be required unless such adjustment would require a decrease of at least one-tenth of a cent ($.001) per share in such price (and no adjustment shall increase the Conversion Price except in the case of reverse stock splits or other transactions involving a combination of shares of Common Stock); provided, that any adjustments which by reason of this Section

                  6(e)(v) are not required to be made shall be carried forward and then taken into account in any subsequent adjustment; provided, further, that adjustment in the Conversion Price shall be required and made in accordance with the provisions of this Certificate of Amendment, other than this Section 6(e)(v), not later than such time as may be required in order to preserve the tax-free nature of a distribution (within the meaning of Section 305 of the United States Internal Revenue Code of 1986, as amended) to the holders of Series F Preferred Stock and/or Common Stock.

                           (vi) Anything in this Section 6 to the contrary notwithstanding, the Corporation shall be entitled (but shall not be required) to make such reductions in the Conversion Price, in addition to those required by this Section 6, as the Corporation, in its discretion, shall determine in good faith to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable.

                  (f) In case of any capital reorganization or of any reclassification of the Common Stock of the Corporation other than as provided in Section 6(e), or in case of the consolidation of the Corporation with, or the merger of the Corporation into, any other entity, the Series F Preferred Stock, if any shares thereof remain outstanding, shall after such capital reorganization, reclassification of Common Stock, consolidation, or merger be convertible into the number of shares of stock or other securities or property of the Corporation, or of the corporation resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, to which the holder of Common Stock issuable (at the time of such capital reorganization, reclassification of Common Stock, consolidation, or merger) upon exercise of the conversion privilege of the Series F Preferred Stock would have been entitled upon such capital reorganization, reclassification of Common Stock, consolidation, or merger had the conversion privilege of the Series F Preferred Stock been exercised immediately prior thereto; and in any case, if necessary, the provisions set forth in this Section 6 regarding the rights and interest thereafter of the holders of Series F Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of the conversion privilege of the Series F Preferred Stock as provided in this Section 6(f). Notwithstanding the foregoing, the provisions of this Section 6(f) shall not apply with respect to a transaction of the type described in this Section 6 in the event the shares of Series F Preferred have been or subsequently are redeemed pursuant to Section 5(b) as a result of such transaction.

                  (g) If any date shall be fixed by the Corporation as the date as of which holders of Common Stock (i) shall be entitled to receive any dividend or any distribution upon the Common Stock of the Corporation, (ii) shall be offered any subscription or other rights, or
         (iii) shall be entitled to participate in any capital reorganization, reclassification of Common Stock, consolidation, or merger, described in Section 6(f) above, or in any liquidation, dissolution or winding up of the Corporation, the Corporation shall cause notice thereof

         (specifying such date) to be mailed to the holders of the Series F Preferred Stock, at the address or such holder as appears on the Corporations stock transfer ledger of receiving notice, at least thirty
         (30) days prior to the date of consummation of the transaction described in the notice.

                  (h) The issuance of stock certificates representing shares of Common Stock upon conversion of the Series F Preferred Stock shall be made without charge to the exercising holder of Series F Preferred Stock for any tax for the issuance thereof. The Corporation shall not, however, be required to pay any tax that may be payable on any transfer involved in the issue and delivery of stock in any name other than that of the registered holders of Series F Preferred Stock, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                  (i) The Corporation shall at all times reserve and keep available out of its authorized but unissued stock for the purpose of effecting the conversion of the Series F Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Series F Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Series F Preferred Stock at the Conversion Price then in effect, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for this purpose.

                  (j) The Corporation covenants that all shares of Common Stock that may be issued upon conversion of the Series F Preferred Stock will upon issue be fully paid and nonassessable and free of all taxes, liens and charges for the issue thereof.

                  (k) In each case of an adjustment or readjustment of the Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series F Preferred Stock, the Corporation shall compute such adjustment or readjustment in accordance herewith and prepare a certificate showing such adjustment or readjustment and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series F Preferred Stock at the address last provided by such holder as it appears on the Corporation's stock transfer ledger. The certificate shall set forth such adjustment or readjustment showing in detail the facts upon which such adjustment or readjustment is based including a statement of:

                           (i) The adjusted or readjusted Conversion Price for the Series F Preferred Stock; and

                           (ii) The number of additional shares of Common Stock and the type and amount, if any, of other property which would be received upon conversion of the adjusted or readjusted Conversion Price for the Series F Preferred Stock.

                  (l) Except with the consent of the holders of a majority of the then outstanding shares of Series F Preferred Stock, the Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of all or substantially all of its assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but the Corporation will at all times and in good faith assist in the carrying out of all of the provisions of this Section 6.

                  Section 7. Voting. Except as otherwise expressly provided herein or as required by law, the holder of each share of Series F Preferred Stock shall be entitled to vote on all matters as shall be submitted to a vote of the holders of the Common Stock and shall be entitled to such number of votes as is equal to the largest number of full shares of Common Stock determined by dividing the Original Price by $1.1094 (subject to adjustment upon any stock split, stock dividend, reverse stock split, reclassification, or consolidation of or on the Common Stock). Except as required by law or otherwise expressly provided herein, shares of Series F Preferred Stock and shares of Common Stock and shares of all other classes or series of stock entitled to vote with the Common Stock shall be voted together as a single class and not as separate classes.

                  Section 8. Restrictions and Limitations. (a) Except as otherwise required by law, so long as at least 50% of the shares of the Series F Preferred Stock that were ever outstanding at any one time remain outstanding (as adjusted for any combinations, consolidations, recapitalizations, stock splits, stock dividends and the like), the vote or written consent by the holders of at least a majority of the outstanding shares of such Series F Preferred Stock, voting or consenting as a separate class, shall be required for the Corporation to:

                           (i) notwithstanding the provisions of Section VIII of Part B of Article FOURTH of this Certificate of Incorporation, authorize or issue any other class or series of Preferred Stock ranking senior to or pari passu with the Series F Preferred Stock as to the priority of payment of amounts distributable upon dissolution, liquidation or winding up of the Corporation, or increase the number of authorized shares of Series F Preferred Stock. Nothing herein shall prevent the Corporation from (A) authorizing or issuing a new or existing series of Preferred Stock that ranks junior to the Series F Preferred Stock as to the priority of payment of amounts distributable upon dissolution, liquidation or winding up of the Corporation or (B) from issuing shares of Series F Preferred Stock and warrants to purchase Series F Preferred Stock pursuant to the Securities Purchase Agreement; or

                           (ii) pay or declare any dividend or distribution on any shares of Common Stock or of any security ranking junior to the Series F Preferred Stock as to payment of dividends other than a distribution or other payment made upon dissolution, liquidation or winding up of the Corporation in accordance with the provisions of Section 4 hereof and other than dividends payable solely in shares of Common Stock or in shares of the capital stock of PartnerCommunity (or its successors); or

                           (iii) reclassify any Common Stock or other class or series of capital stock of the Corporation into shares having any preference or priority, or ranking senior to or pari passu with the Series F Preferred Stock, as to the payment of amounts distributable upon dissolution, liquidation or winding up of the Corporation; or

                           (iv) amend or repeal (by merger, consolidation or otherwise) any provision of, or add any provision to, the Corporation's Certificate of Incorporation, including this Certificate of Amendment, other than changes which do not amend, alter or repeal the preferences, special rights or other powers of the Series F Preferred Stock so as to adversely affect the Series F Preferred Stock.

                  (b) The Corporation will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation."

         FOURTH: The Certificate of Incorporation is hereby amended by adding a new Section VIII of Part B of Article FOURTH as follows:

         "VIII.   PREFERRED STOCK WITHOUT DESIGNATIONS AND PREFERENCES

                  Shares of preferred stock (other than preferred stock comprising the Preferred, as defined herein) may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors of the Corporation hereby is authorized, by resolution or resolutions thereof, to fix or alter the rights, voting powers (if any), preferences, privileges and restrictions granted to or imposed upon each series of preferred stock, and the number of shares constituting any such series and the designation thereof, or of any of them. The rights, powers, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote), or senior to any of those of any present or future class or series of preferred stock or Common Stock. The Board of Directors also is authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series."

         FIFTH: That, pursuant to Section 242 of the General Corporation Law of the State of Delaware, the aforesaid amendments to the Certificate of Incorporation was duly adopted by the stockholders of the Corporation at the annual meeting of stockholders held on June 7, 2001.

         SIXTH: That this Certificate of Amendment to the Certificate of Incorporation shall become effective upon filing with the Delaware Secretary of State pursuant to Section 103(d) of the General Corporation Law.

                  [SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT]


         IN WITNESS WHEREOF, Daleen Technologies, Inc. has caused this Certificate of Amendment to the Certificate of Incorporation to be executed by Stephen M. Wagman, its Chief Financial Officer, Secretary and Treasurer, on June 7, 2001.

                                    DALEEN TECHNOLOGIES, INC.


                                    By: /s/ Stephen M. Wagman
                                       ----------------------------------------
                                       Name: Stephen M. Wagman
                                            -----------------------------------
                                       Title: CFO, Secretary and Treasurer
                                             ----------------------------------


                                      -16-